Exhibit 10.18

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First-Amendment”), dated as of the 27th day of May, 2015 (the “Effective Date”), is between CLPF-475 BRANNAN STREET, L.P., a Delaware limited partnership (“Landlord”) and FASTLY, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Landlord and Tenant entered into that certain Office Lease dated August 22, 2014 (the “Lease”), pursuant to which Landlord leased unto Tenant and Tenant leased from Landlord approximately 47,083 rentable square feet of office space designated as Suites 200, 300 and 320 (the “Existing Premises”) located on the second and third floors of the building commonly known as 475 Brannan Street, San Francisco, California (the “Building”), as more particularly described in the Lease.

B. Tenant has exercised its option to expand its premises to include additional space located on the third floor of the Building which contains approximately 18,097 rentable square feet of space (“Suite 330”), as depicted on Exhibit A-4 attached hereto and incorporated herein by this reference. Landlord agrees to so expand Tenant’s premises upon the terms and conditions outlined in this Amendment.

A G R E E M E N T

NOW, THEREFORE, for and in consideration of the facts mentioned above, the mutual promises set forth below and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto do agree as follows:

1. Effective Date. This First Amendment shall be effective as of the Effective Date. Except as otherwise set forth herein, the amendments to the Lease outlined below regarding the expansion of Tenant’s premises to include Suite 330 shall be effective on the date Landlord delivers Suite 330 to Tenant as set forth in Paragraph 7 (the “Suite 330 Expansion Date”), which shall not occur prior to August 21, 2015.

2. Capitalized Terms. All capitalized terms used in this First Amendment which are not defined herein shall have the meanings for such terms which are set forth in the Lease.

3. Premises. As of the Suite 330 Expansion Date, Suite 330, which contains approximately 18,097 rentable square feet of space, shall become part of the Premises, the description of the Premises set forth in the Summary of Lease Terms shall be modified to include

Suite 330, the Rentable Area of the Premises set forth in the Summary of Lease Terms shall be modified to include the rentable square footage of Suite 330, and Exhibits A-1, A-2 and A-3 to the Lease shall be supplemented with Exhibit A-4 attached hereto and incorporated into the Lease by this reference and thereafter all references in the Lease to Exhibit A shall be deemed to also refer to Exhibit A-4. The term Tenant’s lease of Suite 330 shall be coterminous with that of the Existing Premises, and expire on the Expiration Date. In addition, as of the Suite 330 Expansion Date, the description of the Premises set forth in the Summary of Lease Terms shall be deleted and replaced with the following:

“D.	Floor on which Premises are situated:	Second Floor: Suite 200
	[Paragraph 1(f)]	Third Floor: Suites 300, 320 and 330”

Further, as of the Suite 330 Expansion Date, the Rentable area of the Premises set forth in the Summary of Lease Terms shall be deleted and replaced with the following:

“E.	Rentable area of the Premises:	65,180 rentable square feet”
[Paragraph 1(f)]

4. Basic Monthly Rental. Tenant shall continue to pay Basic Monthly Rental for the Premises as set forth in the Lease. Beginning on the date that is the earlier of (i) seventy-five (75) days after the Suite 330 Expansion Date; or (ii) the date Tenant first commences business operations from Suite 330 (the “Suite 330 Rent Commencement Date”), Tenant shall also pay Basic Monthly Rental for Suite 330 calculated at the same annual rate per square foot applicable to the Premises as of the Suite 330 Rent Commencement Date, and Basic Monthly Rental for Suite 330 shall increase thereafter at the same rate as Monthly Base Rent for the Premises increases.

5. Suite 330 Expansion Memorandum. Landlord and Tenant hereby agree to confirm the actual Suite 330 Expansion Date, Suite 330 Rent Commencement Date and the Schedule of Basic Monthly Rental applicable to Suite 330 promptly after the Suite 330 Rent Commencement Date is established, by executing and delivering to each other counterparts of a Suite 330 Expansion Memorandum in the form of Exhibit D-1 attached hereto. Notwithstanding the foregoing, the Suite 330 Expansion Date, the Suite 330 Rent Commencement Date and Tenant’s obligation to pay Basic Monthly Rental for Suite 330 shall not be dependent on whether or not such memorandum is executed.

6. Tenant’s Suite 330 Percentage Share. Beginning on the Suite 330 Rent Commencement Date, in addition to paying Tenant’s Percentage Share as set in forth in Section F of the Summary of Lease Terms, Tenant shall also pay to Landlord, as additional rent, 7.40% (the “Suite 330 Percentage Share”) of: (i) the amount, if any, by which Operating Expenses paid or incurred by Landlord in any calendar year subsequent to calendar year 2016 (the “Suite 330

Base Year”) exceed the amount of Operating Expense allocable to the Suite 330 Base Year; and (ii) the amount, if any by which Real Property Taxes paid or incurred by Landlord in any calendar year subsequent to the Suite 330 Base Year exceed the amount of Real Property Taxes allocable to the Suite 330 Base Year. The Suite 330 Percentage Share shall be payable in the same manner as, and subject to the provisions applicable to, Tenant’s Proportionate Share pursuant to Paragraph 4 of the Lease.

7. Delivery and Condition of Suite 330. Landlord shall deliver possession of Suite 330 to Tenant vacant and broom-clean, with the existing building systems in good working order, but otherwise in its “as-is” condition. Tenant acknowledges and agrees that neither Landlord or any representative of Landlord has made any representation or warranty with respect to the condition of Suite 330. If Landlord fails to deliver Suite 330 to Tenant by March 1, 2016 (“Target Date”) (i) the Lease shall not be void or voidable except as set forth below, and (ii) Tenant shall be entitled to a credit against Basic Monthly Rental of one (1) day of Basic Monthly Rental applicable to Suite 330 for every day that delivery of possession of Suite 330 occurs after the Target Date. If Landlord fails to deliver possession of Suite 330 to Tenant on or before September 1, 2016, and does not cure such failure within fifteen (15) days of Tenant’s written notice thereof (“Tenant’s Delivery Notice”), Tenant shall have the option to terminate the Lease with respect to Suite 330 upon written notice to Landlord within fifteen (15) days of the expiration of Tenant’s Delivery Notice. If Tenant does not exercise its option to terminate the Lease with respect to Suite 330 under this Paragraph 7, this Amendment thereafter shall not be void or voidable and no obligation of Tenant shall be affected by Landlord’s failure to deliver Suite 330. Regardless of whether Tenant exercises its option to terminate under this Paragraph 7, in no event shall Landlord be liable to Tenant for any loss or damage resulting from Landlord’s failure to deliver Suite 330.

8. Suite 330 Improvements. Landlord and Tenant agree to the provisions set forth in the work letter annexed hereto as Exhibit “C-1” (“Work Letter”). Tenant agrees to construct any Suite 330 Improvements described in the Work Letter upon and subject to the provisions thereof.

9. Accessibility Disclosure. Pursuant to California Civil Code 1938, Landlord hereby advises Tenant that Suite 330 has not undergone inspection by a Certified Access Specialist and Tenant hereby acknowledges that Suite 330 has not been certified to meet all construction related accessibility standards pursuant to Civil Code Section 55.53.

10. Additional Security. Upon execution of this First Amendment, Tenant shall deliver to Landlord an amount equal to $671,941.56, to be held by Landlord as additional security for Tenant’s faithful performance of all of the terms, covenants, conditions, and obligations required to be performed by Tenant under the Lease (the “Additional Security Deposit”). The amount of the Additional Security Deposit shall be reduced on the last day of the twelfth (12th), twenty-fourth (24th), thirty-sixth (36th) and forty-eighth (48th) full calendar months after the Suite 330 Rent

Commencement Date, respectively, in the amount of $134,388.31 each (the “Reduction Amount”) from the amount then held by Landlord, so long as no Event of Default by Tenant under the Lease then currently exists beyond any applicable notice and cure periods as of the date of the relevant reduction of the Additional Security Deposit or the date any excess Additional Security Deposit is to be returned pursuant hereto. Within ten (10) business days following the date of the relevant reduction of the Additional Security Deposit, Landlord shall pay to Tenant any excess funds held by Landlord over the required amount of the Additional Security Deposit, as so reduced. If such Reduction Amount is not timely paid by Landlord, Tenant shall provide Landlord written notice that the Reduction Amount has not been timey paid. Landlord shall then have ten (10) business days to either pay the Reduction Amount or to provide Tenant written notice that Landlord disputes that a Reduction Amount payment is due (the “Notice of Dispute”). Landlord and Tenant acknowledge and agree that a Notice of Dispute may only be delivered to Tenant by Landlord in the event a dispute arises in connection with a default by Tenant beyond the applicable notice and cure periods. If within such ten (10) business day period Landlord fails to either pay the Reduction Amount or deliver Tenant a Notice of Dispute and if the Landlord is other than CLPF-475 Brannan Street, L.P., Tenant shall have the right to offset that particular Reduction Amount payment amount against any Rental next due and owing. The Additional Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of the Lease to be performed by Tenant and Tenant shall not be entitled to interest thereon. The Additional Security Deposit is not an advance rent deposit, an advance payment of any other kind, or a measure of Landlord’s damages in any case of Tenant’s default. If Tenant fails to perform any of the covenants of the Lease to be performed by Tenant after the expiration of all applicable notice and cure periods, including without limitation the provisions relating to payment of rent, the removal of property at the end of the Term, and the repair of damage to the Premises caused by Tenant, and the cleaning of the Premises upon termination of the tenancy created hereby, then Landlord shall have the right, but no obligation, to apply the Additional Security Deposit, or so much thereof as may be necessary, for the payment of any rent or any other sum in default and/or to cure any other such failure by Tenant. If Landlord applies the Security Deposit or any part thereof for payment of such amounts or to cure any such other failure by Tenant during the Term, then Tenant shall, within ten (10) days after receipt of Landlord’s written notice thereof, pay to Landlord the sum necessary to restore the Additional Security Deposit to the full amount then required by this paragraph, taking into account the Reduction Amount. Landlord’s obligations with respect to the Additional Security Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Additional Security Deposit separate and apart from Landlord’s general or other funds and Landlord may commingle the Additional Security Deposit with any of Landlord’s general or other funds. Upon termination of the original Landlord’s or any successor owner’s interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Additional Security Deposit upon the original Landlord’s or such successor owner’s complying with California Civil Code Section 1950.7 and Landlord’s transfer of the Additional Security Deposit to such successor owner or the credit of the amount of the Additional Security Deposit to such successor owner. Subject to the foregoing and the terms of the Lease, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which (a) establish a time frame within which a landlord must refund a security deposit under a lease, and/or (b) provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under the Lease, including without limitation all damages or rent due upon termination of the Lease pursuant to Section 1951.2 of the California Civil Code. If Tenant performs every provision of the Lease to be performed by Tenant, the unused portion of the Security Deposit shall be returned to Tenant or the last assignee of Tenant’s interest under the Lease within thirty (30) days following expiration or termination of the Term of the Lease.

11. Right Of First Notification. In the event that Suite 230, 310, or 410 (each, for the purposes of this Paragraph only, a “First Notice Space”) becomes available during the Term of the Lease, Landlord shall notify Tenant of such available space (the “Available Space”) and the terms and conditions under which Landlord intends to market the Available Space (the “Availability Notice”). Tenant shall have ten (10) business days following receipt of the Availability Notice to elect in writing to lease such Available Space on the terms and conditions set forth in the Availability Notice. Should Tenant indicate that it is not prepared to lease the Available Space, whether by written notice to Landlord or by failing to affirmatively respond to the Availability Notice in writing within ten (10) business days, then Tenant shall be deemed to have waived its Right of First Notification with respect to the applicable Available Space. The First Notice Space shall be deemed to be “available” when the lease for any current tenant of the First Notice Space expires or is otherwise terminated. The First Notice Space shall not be deemed to be “available” if the space is either (i) assigned or subleased by the current tenant of the space, or (ii) relet by the current tenant of the space by renewal, extension, or renegotiation. There are no superior rights to the First Notice Spaces except a right of first notification of CPMC with respect to Suites 310 and 410.

12. Parking. Notwithstanding any provision to the contrary set forth in the Lease, effective as of the Effective Date, in addition to Tenant’s Allotted Spaces, Tenant shall have the right, but not the obligation, to lease on a non-exclusive basis up to eighteen (18) (i.e., 1 space per 1,000 rentable square feet of Suite 330) additional parking spaces in the Parking Lot (“Tenant’s Additional Allotted Spaces”) upon payment of the Parking Rental and otherwise in accordance with the terms of Paragraph 24 of the Lease. Once leased, Tenant must lease a parking space for the entirety of the Lease Term. Any of Tenant’s Additional Allotted Spaces not actually leased by Tenant within six (6) months of the Suite 330 Rent Commencement Date (the “Suite 330 Parking Date”) shall revert to Landlord and shall no longer be considered part of Tenant’s Additional Allotted Spaces, provided that, in the event after the Suite 330 Parking Date, parking spaces continue to be available in the Parking Lot, Tenant may request to right to lease additional spaces, up to a total of sixty-five (65) parking total spaces (i.e., forty-seven (47) spaces representing Tenant’s Allotted Spaces, and eighteen (18) spaces representing Tenant’s Additional Allotted Spaces), if such request is consented to by Landlord (such consent not to be unreasonably withheld), such spaces shall become part of the Tenant’s Allotted Spaces or Tenant’s Additional Allotted Spaces.

13. Brokers. Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this First Amendment other than Colliers International (“Landlord’s Broker”), and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this First Amendment, other than CBRE and Scully Commercial Inc. (collectively, “Tenant’s Broker”). Landlord shall pay any and all commissions payable to Landlord’s Broker in connection with the execution of this First Amendment pursuant to a separate agreement. Landlord’s Broker shall pay Tenant’s Broker any commissions payable to Tenant’s Broker pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker. Landlord and Tenant shall each defend, indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses (including without limitation attorneys’ fees) arising from a breach of the foregoing representation and warranty.

14. Prohibited Persons and Transactions. As an inducement to each party to enter into this Amendment, each of Landlord and Tenant hereby represents and warrants that: (i) it is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) it is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Landlord or Tenant (nor any person, group, entity or nation which owns or controls Landlord or Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of the Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. Each of Landlord and Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify the other party in writing if any of the representations, warranties or covenants set forth in this Paragraph 8(e) are no longer true or have been breached or if such party has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any Prohibited Person to make any payment due to the other party under the Lease and (d) at the request of the other party, to provide such information as may be requested to determine compliance with the terms hereof. The representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Amendment.

15. No Further Modifications. Except as otherwise set forth in this First Amendment, the terms and conditions of the Lease remain unchanged and in full force and effect.

16. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which when executed and delivered shall together constitute one and the same instrument.

17. Authority. Each party represents that the person executing this First Amendment for such party is acting on behalf of such party and is duly authorized to execute this First Amendment for such party.

18. Entire Agreement. This First Amendment, together with the Lease, constitute the entire and complete agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, statements, promises, understandings, arrangements, and commitments.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the date first written above.

LANDLORD:

CLPF-475 BRANNAN STREET L.P., a Delaware limited partnership

By:	CLPF - 475 BRANNAN STREET GP, LLC
Its general partner

	By:	Clarion Lion Properties Fund Holdings. L.P.,
Its sole member

		By:	CLPF-Holdings, LLC,
Its general partner

			By:	Clarion Lion Properties Fund Holdings REIT, LLC,
Its sole member

				By:	Clarion Lion Properties Fund, LP,
Its managing member

					By:	Clarion Partners LPF GP, LLC,
Its general partner

						By:	Clarion Partners, LLC,
Its sole member

							By:	/s/ Michael J. Duffy
Michael J. Duffy
Authorized Signatory

Date: 6/3/15

TENANT:	FASTLY, INC., a Delaware corporation

	By:	/s/ Paul Luongo
	Name:	Paul Luongo
	Title:	VP & General Counsel

Exhibit “C-1”

Work Letter

This WORK LETTER (the “Agreement”) is hereby made a part of that certain First Amendment to Lease (the “First Amendment”) made and entered into by and between CLPF-475 BRANNAN STREET, L.P., a Delaware limited partnership (“Landlord”) and FASTLY, INC., a Delaware corporation (“Tenant”). All terms used herein which are defined in the Lease or any addendum or other Exhibits attached thereto shall have the same meanings herein as are ascribed to such terms in such documents. Landlord and Tenant hereby agree as follows with respect to the construction of initial improvements in Suite 330.

1. COMPLETION AND APPROVAL OF PLANS.

1.1 Space Plan. Tenant shall cause to be constructed at Tenant’s cost and expense, except as otherwise specified in paragraph 2 below, improvements in Suite 330 (the “Suite 330 Improvements”) in accordance with a mutually agreed preliminary plan (the “Space Plan”). Tenant acknowledges that Landlord has made no representation or warranty whatsoever concerning (i) the actual cost to design and construct the Suite 330 Improvements or (ii) the extent to which the actual cost or final configuration of the Suite 330 Improvements will be affected by the adoption of new federal, state, or local laws or the implementation of any regulations or building requirements under new or existing laws, including, without limitation, the Americans With Disabilities Act and any fire and life safety laws or regulations. Notwithstanding the foregoing, Landlord hereby pre-approves, as part of the Suite 330 Improvements, the connection of Suite 330 to the Existing Premises to create one contiguous Premises.

1.2 Final Plans. Upon approval of the Space Plan, Tenant shall cause to be prepared such plans, drawings, and specifications (collectively, the “Plans”) as may be necessary to obtain a building permit for construction of the Suite 330 Improvements. Upon completion thereof, the Plans shall be submitted to Landlord for approval. Landlord shall notify Tenant, in writing, within five (5) business days following receipt by Landlord of the Plans if Landlord disapproves of any portion thereof. Such disapproval shall be communicated with sufficient specificity to enable Tenant to revise the Plans in a manner acceptable to Landlord. If Landlord objects to any portion of the Plans, Tenant shall cause the same to be revised, and shall resubmit the revised Plans to Landlord for approval. Landlord shall have two (2) days to approve or disapprove of the revised Plans. The foregoing process shall continue until the Plans are approved by Landlord.

1.3 Required Changes. Landlord hereby consents to any changes to the Plans which may be imposed as a condition of obtaining a permit for the construction of the Suite 330 Improvements by any municipal department having jurisdiction over same, provided that Tenant shall clearly identify such changes on the Plans.

1.4 Requested Changes. If Tenant desires to make any changes to the final Plans following approval thereof, Tenant must obtain Landlord’s prior written consent. All such requests for changes and consent shall be subject to the procedures set forth in paragraph 5 hereof.

2. COST OF IMPROVEMENTS.

2.1 Tenant’s Cost; Allowance. Tenant shall bear all costs of designing and constructing the Suite 330 Improvements, except that Landlord shall provide a construction allowance (the “Suite 330 Allowance”) to be applied to such costs in an amount equal to Two Hundred Forty-Six Thousand Nine Hundred Fifteen and 47/100 Dollars ($246,915.47) (i.e., $3.60 per rentable square foot of Suite 330, multiplied by 3.79 years (representing the Term of the Lease with respect to Suite 330 starting from the Suite 330 Rent Commencement Date)). The costs of such construction shall include, without limitation, costs of preparing the Space Plan, pricing plans, and field surveys, costs of preparing the Plans and all working drawings, costs of obtaining building permits, costs of labor and materials used in such construction, Landlord’s three percent (3%) construction management fee, and all other costs of such design and construction including a conditional use permit (if required) and occupancy permits. No portion of the Suite 330 Allowance may be used for furniture, fixtures, equipment, Supplemental HVAC Units, Tenant’s Security System or for any non-permanent improvement in Suite 330.

2.2 Costs in Excess of the Suite 330 Allowance. Tenant shall pay all costs of constructing the Suite 330 Improvements to the extent that the cost thereof exceeds the Suite 330 Allowance.

2.3 Payment of Suite 330 Allowance. Landlord shall disburse the Suite 330 Allowance (after deducting Landlord’s construction management fee) in accordance with the following terms and conditions. Upon completion of the Suite 330 Improvements, Tenant shall submit to Landlord written request for reimbursement for the cost of designing and constructing the Suite 330 Improvements. Such written request must detail work performed and materials supplied in performing the Suite 330 Improvements, all of which shall be subject to reasonable substantiation by Landlord, or an architect or other representative retained by Landlord. Except as provided below, payment for such costs shall be made to Tenant within thirty (30) days after Landlord’s receipt of the written request and the following supporting materials: receipts evidencing payment of all amounts due and a sworn affidavit or lien waiver from each of Tenant’s designers, contractors, subcontractors, workers, and suppliers stating that they have been paid in full for all work performed and materials and equipment supplied by them on Suite 330. Should the cost to design and construct the Suite 330 Improvements exceed the Suite 330 Allowance, Tenant shall be solely responsible for the payment of such overage. Should the cost to design and construct the Suite 330 Improvements be less than the Suite 330 Allowance, Landlord shall have no obligation to pay or credit to Tenant any portion of such unused Suite 330 Allowance. Tenant shall substantially complete construction of any improvements to Suite 330 within eighteen (18) months of the Suite 330 Expansion Date. Landlord shall have no obligation to disburse any portion of the Suite 330 Allowance for any portion of the Suite 330 Improvements not completed within such eighteen (18) month period.

3. ACCEPTANCE OF PREMISES. Tenant acknowledges and agrees that Landlord will be delivering Suite 330 broom-clean but otherwise in their “as-is” condition and Tenant acknowledges that neither Landlord, its asset manager, property manager, nor any employee or agent of said entities have made any representation or warranty with respect to the condition of Suite 330.

4. CONTRACTORS; MATERIALS.

4.1 Approval Required. Tenant will cause the Suite 330 Improvements to be constructed pursuant to the Plans by a general contractor reasonably acceptable to Landlord (“Contractor”), with Landlord reserving the right to approve all subcontractors, with all such approvals being in writing, and not to be unreasonably withheld or delayed. Notwithstanding the foregoing, the general contractor and all subcontractor shall be union labor. Tenant shall not permit any other contractor or subcontractor to perform work in Suite 330 in connection with the Suite 330 Improvements without the express prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such contractors approved by Landlord for the performance of any work in Suite 330 prior to occupancy by Tenant shall be subject to the supervision of Landlord’s contractor. Unless otherwise expressly described in the Plans, all wall coverings, woodwork (if any), paint, floor coverings, and other finishes shall be of a quality comparable to finishes typically used in the Building (“Building Standard”) from time to time for general tenant improvement work in the Project. All material and workmanship used in construction by Tenant or Tenant’s contractors of the Suite 330 Improvements shall be of a quality that is at least Building Standard.

4.2 Contractor Requirements. Tenant’s contractors shall comply with all rules and regulations which Landlord may generally impose from time to time upon contractors and subcontractors in the building. Tenant shall require all contractors and subcontractors performing construction or alterations to Suite 330 to, prior to commencing any such work, furnish Landlord with original certificates of insurance evidencing that such contractors and subcontractors carry: (i) workers compensation insurance in such amounts as may be required by law; (ii) liability insurance (including owned and non-owned automobile liability) with limits of no less than $1,000,000; (iii) employers’ liability insurance with limits of at least $1,000,000; and (iv) umbrella/excess liability insurance with limits of not less than $2,000,000. All such liability policies shall (x) name Landlord, its asset manager and property manager as additional insureds; (y) be primary to and non-contributory with any insurance policies carried by Landlord or such asset or property manager; and (z) contain contractual liability and cross liability endorsements in favor of Landlord, its asset manager and property manager.

4.3 No Warranty. Landlord’s supervision and/or approval of any contractor or any contractor’s work shall not under any circumstances constitute a warranty or representation that such work was properly performed or designed or create any liability for payment for such work by Landlord. Rather, Tenant acknowledges that such supervision by Landlord, regardless of whether Landlord earns a fee for same, is for the sole benefit of Landlord and the property wherein Suite 330 is located.

5. EXTRA WORK.

5.1 In General. Except as expressly approved in writing by Landlord pursuant to the provisions of this paragraph 5, Tenant shall not revise the final Plans or any portion of the Suite 330 Improvements which have been constructed (all such revised work is hereinafter collectively referred to herein as “Extra Work”).

5.2 Procedure. If any request by Tenant for Extra Work would require a change to the final Plans such revised Plans shall be performed by Tenant at Tenant’s expense. Landlord shall respond in writing to any request by Tenant for the approval of Extra Work. Any approval of such request may, in Landlord’s sole discretion, be conditioned upon conditions which Landlord may find to be reasonable under the circumstances. If Tenant shall fail to meet any such conditions precedent to the performance of Extra Work within three (3) days following Landlord’s notice to Tenant of same, the proposed Extra Work shall be deemed disapproved by Landlord, and Tenant shall not be permitted to perform any portion thereof.

6. TENANT’S LIABILITIES. Landlord shall have no liability for any loss of or damage to any of Tenant’s or Tenant’s contractors’ fixtures or property installed or left in Suite 330, and Tenant shall be fully responsible for same. Tenant shall be responsible for the prompt removal of all rubbish and refuse left by Tenant’s contractors and by the delivery of Tenant’s personal property into Suite 330. Tenant shall be liable for the repair of any damage to the Suite 330 Improvements occurring during any entry into Suite 330 by Tenant, its agents, contractors, employees, or invitees.

7. FORCE MAJEURE DELAYS. The term “Force Majeure Delay” shall mean any delay in the completion of the Suite 330 Improvements which is attributable to any delay or failure to perform attributable to any strike, lockout, or other labor or industrial disturbance, civil disturbance, judicial order, act of a public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies, or labor through ordinary sources by reason of regulation or order of any governmental agency, delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other cause beyond the reasonable control of Tenant. Notwithstanding any provision of the Lease to the contrary, any prevention, delay, or stoppage due to any Force Majeure Delay shall excuse Tenant’s performance hereunder for a period of time equal to any such prevention, delay, or stoppage.

EXHIBIT D-1

SUITE 330 EXPANSION MEMORANDUM

THIS MEMORANDUM is entered into as of                           ,              by and between CLPF-475 BRANNAN STREET L.P., a Delaware limited partnership (“Landlord”), and FASTLY, INC., a Delaware corporation (“Tenant”), with respect to that certain First Amendment to Lease dated as of                       , 2015 (the “First Amendment”) respecting certain premises (the “Suite 330”) located in the building known as 475 Brannan Street, San Francisco, California.

Pursuant to Paragraph 5 of the First Amendment, Landlord and Tenant hereby confirm and agree that the Suite 330 Expansion Date (as defined in the First Amendment) is                       , 20     , that the Suite 300 Rent Commencement Date (as defined in the First Amendment) is                          , 20     , and that the schedule of Basic monthly Rent payable by tenant for Suite 330 is as follows:

/ /	–	/ /	$	Per Month

/ /	–	/ /	$	Per month

/ /	–	/ /	$	Per month

/ /	–	/ /	$	Per Month

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Memorandum as of the day and year first above written.

LANDLORD:

CLPF-475 BRANNAN STREET L.P., a Delaware limited partnership

By:	CLPF - 475 BRANNAN STREET GP, LLC
Its general partner

	By:	Clarion Lion Properties Fund Holdings. L.P.,
Its sole member

		By:	CLPF-Holdings, LLC,
Its general partner

			By:	Clarion Lion Properties Fund Holdings REIT, LLC,
Its sole member

				By:	Clarion Lion Properties Fund, LP,
Its managing member

					By:	Clarion Partners LPF GP, LLC,
Its general partner

						By:	Clarion Partners, LLC,
Its sole member

By:
Michael J. Duffy
Authorized Signatory

Date:

TENANT:	FASTLY, INC., a Delaware corporation

By:
Name:
Title: